Exhibit 99.1

Fabrinet Announces First Quarter 2014 Financial Results

BANGKOK, Thailand – November 4, 2013 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the first quarter ended September 27, 2013.

Fabrinet reported total revenue of $171.6 million for the first quarter of fiscal 2014, an increase of 8.2% compared to total revenue of $158.6 million for the comparable period in fiscal 2013. GAAP net income for the first quarter of fiscal 2014 was $19.2 million, or $0.55 per diluted share, compared to GAAP net income of $16.0 million, or $0.46 per diluted share, in the first quarter of fiscal 2013. Non-GAAP net income in the first quarter of fiscal 2014 was $14.2 million, or $0.40 per diluted share, an increase of 10.9% compared to non-GAAP net income of $12.8 million, or $0.36 per diluted share, in the same period a year ago.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “Fiscal 2014 is off to a strong start and I am particularly pleased that our fiscal first quarter results demonstrated another strong quarter of revenue, margin and EPS growth. With our strong customer relationships and expanding pipeline of new business, I am confident that we will be able to build off our successful first quarter and deliver strong year of profitable growth.”

Business Outlook

Based on information available as of November 4, 2013, Fabrinet is issuing guidance for the second quarter of fiscal 2014 as follows:

Fabrinet expects second quarter revenue to be in the range of $170 million to $174 million. GAAP net income per share is expected to be in the range of $1.54 to $1.56 with expected non-GAAP net income per share of $0.40 to $0.42, based on approximately 35 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet First Quarter 2014 Financial Results Conference Call
When:	Monday, November 4, 2013
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 75876616
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 75876616
Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the second quarter of fiscal 2014. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including the U.S., Thailand and the People’s Republic of China); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our annual report on Form 10-K, filed on August 16, 2013. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes share-based compensation expenses and income related to flooding. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Jennifer Predmore

215-428-1797

ir@fabrinet.com

Fabrinet

Consolidated Balance Sheets

As of September 27, 2013 and June 28, 2013

(in thousands of U.S. dollars, except share data)	September 27, 2013	June 28, 2013
Assets
Current assets
Cash and cash equivalents	$163,860	$149,716
Trade accounts receivable, net	125,876	118,475
Inventory, net	94,528	88,962
Deferred tax assets	1,618	1,937
Prepaid expenses	1,398	1,931
Other current assets	2,105	3,505

Total current assets	389,385	364,526

Non-current assets
Property, plant and equipment, net	97,133	97,206
Intangibles, net	136	164
Deferred tax assets	2,912	2,905
Deposits and other non-current assets	102	107

Total non-current assets	100,283	100,382

Total assets	$489,668	$464,908

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from bank, current portion	$9,668	$9,668
Trade accounts payable	90,328	77,139
Income tax payable	1,985	1,825
Deferred tax liability	2,607	2,481
Accrued payroll, bonus and related expenses	6,954	6,220
Accrued expenses	4,174	3,121
Other payables	4,437	5,163
Liabilities to third parties due to flood losses	1,558	9,812

Total current liabilities	121,711	115,429

Non-current liabilities
Long-term loans from bank, non-current portion	16,826	19,243
Severance liabilities	4,564	4,382
Other non-current liabilities	536	536

Total non-current liabilities	21,926	24,161

Total liabilities	143,637	139,590

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of September 27, 2013 and June 28, 2013)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 34,733,691 shares and 34,634,967 shares issued and outstanding as of September 27, 2013 and June 28, 2013, respectively)	347	346
Additional paid-in capital	72,616	71,101
Retained earnings	273,068	253,871

Total shareholders’ equity	346,031	325,318

Total Liabilities and Shareholders’ Equity	$489,668	$464,908

Fabrinet

Consolidated Statements of Operations

For the three months ended September 27, 2013 and September 28, 2012

	Three Months Ended
	September 27,	September 28,
(in thousands of U.S. dollars, except share data)	2013	2012
Revenues	$171,551	$158,625
Cost of revenues	(152,906)	(140,903)

Gross profit	18,645	17,722
Selling, general and administrative expenses	(6,694)	(5,859)
Income related to flooding	6,597	4,820

Operating income	18,548	16,683
Interest income	364	188
Interest expense	(206)	(286)
Foreign exchange gain, net	1,088	277
Other income	184	190

Income before income taxes	19,978	17,052
Income tax expense	(781)	(1,033)

Net income	$19,197	$16,019

Earnings per share
Basic	$0.55	$0.46
Diluted	$0.55	$0.46
Weighted average number of ordinary shares outstanding (thousands of shares)
Basic	34,674	34,485
Diluted	35,138	34,670

Fabrinet

Consolidated Statements of Cash Flows

For the three months ended September 27, 2013 and September 28, 2012

	Three Months Ended
(in thousands of U. S. dollars)	September 27, 2013	September 28, 2012
Cash flows from operating activities
Net income for the period	$19,197	$16,019
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,509	2,522
Amortization of intangibles	28	75
Loss on disposal of property, plant and equipment	—	1
Income related to flooding	(6,597)	(4,820)
Proceeds from insurers for business interruption losses related to flooding	—	4,741
Proceeds from insurers for inventory losses related to flooding	6,597	—
Reversal of allowance for doubtful accounts	(53)	(49)
Unrealized gain on exchange rate and fair value of derivative	(808)	(714)
Share-based compensation	1,563	1,254
Deferred income tax	438	256
Other non-cash expenses	218	588
Reversal of inventory obsolescence	—	(166)
Changes in operating assets and liabilities
Trade accounts receivable	(7,348)	(9,556)
Inventory	(5,566)	(7,302)
Other current assets and non-current assets	60	1,299
Trade accounts payable	13,189	5,919
Income tax payable	124	231
Other current liabilities and non-current liabilities	550	(349)
Liabilities to third parties due to flood losses	(5,964)	(4,000)

Net cash provided by operating activities	18,137	5,949

Cash flows from investing activities
Purchase of property, plant and equipment	(1,253)	(4,126)
Proceeds from insurers in settlement of claims related to flood damage	—	79

Net cash used in investing activities	(1,253)	(4,047)

Cash flows from financing activities
Repayment of long-term loans from bank	(2,417)	(2,417)
Proceeds from issuance of ordinary shares under employee share option plans	43	124
Withholding tax related to net share settlement of restricted share units	(90)	—

Net cash used in financing activities	(2,464)	(2,293)

Net increase (decrease) in cash and cash equivalents	$14,420	$(391)

Fabrinet

Consolidated Statements of Cash Flows

For the three months ended September 27, 2013 and September 28, 2012

	Three Months Ended
(in thousands of U.S. dollars)	September 27, 2013	September 28, 2012
Movement in cash and cash equivalents
Cash and cash equivalents at beginning of period	$149,716	$115,507
Increase (decrease) in cash and cash equivalents	14,420	(391)
Effect of exchange rate on cash and cash equivalents	(276)	278

Cash and cash equivalents at end of period	$163,860	$115,394

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended
	September 27, 2013	September 27, 2013	September 28, 2012	September 28, 2012
	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	19,197	0.55	16,019	0.46
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	307	0.01	345	0.01

Total related to gross profit	307	0.01	345	0.01

Related to selling, general and administrative expenses:
Share-based compensation expenses	1,256	0.04	909	0.03

Total related to selling, general and administrative expenses	1,256	0.04	909	0.03

Related to other incomes and other expenses:
Income related to flooding	(6,597)	(0.19)	(4,820)	(0.14)

Total related to other incomes and other expenses	(6,597)	(0.19)	(4,820)	(0.14)

Related to income tax expense
Income tax expense	—	—	313	0.01

Total related to income tax expense	—	—	313	0.01

Total related to net income & EPS	(5,034)	(0.14)	(3,253)	(0.09)

Non-GAAP measures	14,163	0.40	12,766	0.36

Shares used in computing diluted net income per share
GAAP diluted shares		35,138		34,670
Non-GAAP diluted shares		35,138		34,983